Exhibit 10.40

Exhibit [      ]

EXECUTIVE STOCK OPTION AGREEMENT

Stock Option #	For Shares

Issued Pursuant to the
2003 Incentive Plan of

ACTIVISION, INC.

THIS STOCK OPTION AGREEMENT (THIS “AGREEMENT”) CERTIFIES that on                                           (the “Issuance Date”)                                                                            (the “Holder”) was granted an option (the “Option”) to purchase at the option price of $                        per share, all or any part of                                           fully paid and non-assessable shares (“Shares”) of common stock, par value $.000001 per share, of ACTIVISION, INC., a Delaware corporation (the “Company”), upon and subject to the following terms and conditions:

1.                                       Terms of the Plan.  The Option is granted pursuant to, and is subject to the terms and conditions of, the Company’s 2003 Incentive Plan (the “Plan”), the terms, conditions and definitions of which are hereby incorporated herein as though set forth at length, and the receipt of a copy of which the Holder hereby acknowledges by his signature below.  Capitalized terms used herein shall have the meanings set forth in the Plan, unless otherwise defined herein.

2.                                       Expiration.  This Option shall expire on [                 ], unless extended or earlier terminated in accordance herewith.

3.                                       Exercise.  [(a)]  Except as otherwise permitted under the Plan or the Holder’s written employment agreement with the Company, if any, this Option may be exercised or surrendered during the Holder’s lifetime only by the Holder or his/her guardian or legal representative.  EXCEPT AS OTHERWISE PERMITTED UNDER THE PLAN OR THE HOLDER’S WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY, IF ANY, THIS OPTION SHALL NOT BE TRANSFERABLE BY THE HOLDER OTHERWISE THAN BY WILL OR BY THE LAWS OF DESCENT AND DISTRIBUTION.  With the Company’s consent which may granted or withheld in its sole discretion, Options may be transferred to certain permitted assignees, such as certain relatives of, or entities controlled by, the Participant, as more fully set forth in Section 8.3 of the Plan; provided, however, such consent shall only be required in the event any such transfer is not otherwise permitted under the Plan or the Holder’s written employment agreement with the Company, if any.

This Option shall vest and be exercisable as follows:

Vesting Date	Shares Vested at Vesting Date	Cumulative Shares

[vesting schedule]

This Option shall be exercised by the Holder (or by her executors, administrators, guardian or legal representative) as to all or part of the Shares, by the giving of written notice of exercise to the Company, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased.  Full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or by certified check or bank check or wire transfer of immediately available funds, (ii) with the consent of the Company, by tendering previously acquired Shares (valued at their then Fair Market Value (as defined in the Plan), as determined by the Company as of the date of tender) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), or (iii) with the consent of the Company, a combination of (i) and (ii).  Such notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Company may from time to time direct, and shall be in such form, containing such further provisions as the Company may from time to time prescribe.  In no event may this Option be exercised for a fraction of a Share.  The Company shall effect the transfer of Shares purchased pursuant to an Option as soon as practicable, and, within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company.  No person exercising this Option shall have any of the rights of a holder of Shares subject to this Option until certificates for such Shares shall have been issued following the exercise of such Option.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

[(b)                             Reload Option.  Add provision for reload feature for those key executives who qualify for such feature, as follows:  Upon exercise of the Option pursuant to clause (a), above, the Holder shall receive a new option (the “Reload Option”) to purchase at the option price equal to the Fair Market Value of the Shares on the date of Option exercise, all or any part of that number of Shares equal to (i) the number of Shares delivered to the Company by the holder, or withheld from Shares otherwise issuable to the holder upon exercise, in payment of the exercise price of the Option or the tax withholding obligations attributable thereto and/or (ii) that number of Shares with a then Fair Market Value equal to the amount of the withholding obligations paid in cash by the holder.  The Reload Option shall expire                                              unless extended or earlier terminated in accordance herewith.  [Reload Options shall fully vest immediately upon issuance.]  All other terms and conditions (other than the vesting schedule) of this Agreement and the Plan apply to the Reload Options.]

4.                                       Termination of Employment.  In the event of the termination of employment or separation from service of the Holder for any reason (other than death or disability as provided below), this Option, to the extent not previously exercised or expired, shall be deemed cancelled and terminated on the day of such termination or separation, unless (i) the Holder’s written employment agreement with the Company, if any, provides otherwise, in which case the terms contained in such employment agreement shall control or (ii) the Company decides, in its sole discretion, to extend the term of this Option, subject to the terms of the Plan.

5.                                       Death.  In the event the Holder dies while employed by the Company or any of its subsidiaries or affiliates, or during his term as a Director of the Company or any of its subsidiaries or affiliates, as the case may be, this Option, to the extent not previously expired or exercised, shall, to the extent exercisable on the date of death, be exercisable by the estate of the Holder or by any person who acquired this Option by bequest or inheritance, at any time within one year after the death of the Holder, unless the Holder’s written employment agreement with the Company, if any, provides otherwise, in which case the terms contained in such employment agreement shall control, provided, however, that if the term of such Option would expire by its terms within six months after the Optionee’s death, the term of such Option shall be extended until six months after the Optionee’s death, provided further, however, that in no instance may the term of the Option, as so extended, exceed the maximum term established pursuant to Sections 4.5(b)(ii) or 4.5(c) of the Plan (if applicable).

6.                                       Disability.  In the event of the termination of employment of the Holder or the separation from service of the Holder due to disability, the Holder, or her guardian or legal representative, shall have the unqualified right to exercise any portion of this Option which has not been previously exercised or expired and which the Holder was eligible to exercise as of the first date of total disability (as determined by the Company), at any time within one year after such termination or separation, unless the Holder’s written employment agreement with the Company, if any, provides otherwise, in which case the terms contained in such employment agreement shall control, provided, however, that if the term of such Option would expire by its terms within six months after such termination or separation, the term of such Option shall be extended until six months after such termination or separation, provided further, however, that in no instance may the term of the Option, as so extended, exceed the maximum term established pursuant to Section 4.5(b)(ii) or 4.5(c) of the Plan (if applicable).  The term “disability” shall, for purposes of this Share Option Agreement, be defined in the same manner as such term is defined in the Holder’s written employment agreement with the Company, if any.  In the event (i) such term is not defined in the Holder’s employment agreement with the Company or (ii) the Holder does not have a written employment agreement with the Company, the term “disability” shall have the same meaning as “total disability” in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

7.                                       Change of Control.  If the Holder is an active employee of the Company or any of its subsidiaries at the time there occurs a “Change of Control” of the Company and the Holder’s employment is terminated by the Company or any of its subsidiaries other than for Cause (as defined below) within twelve (12) months following such Change of Control, or such longer period as the Committee may determine, the portion, if any, of this Option with respect to which the right to exercise has not yet accrued, shall immediately vest and be exercisable in full, effective upon such termination, for a period of 30 days thereafter, or such longer period as the Committee may determine.  Notwithstanding the foregoing, in the event the Holder has a written employment agreement with the Company which contains terms relating to a “Change of Control,” all such terms shall supplement this Section 7, and to the extent that there may be conflicting terms between this Option and the terms of such employment agreement, the terms of such employment agreement shall govern the treatment of this Option in the event of a “Change of Control” of the Company.  For purposes of this Option, “Change of Control” shall have the meaning specified in the Holder’s written employment agreement with the Company, if any.  In the event (i) such term is not defined in the Holder’s employment agreement with the Company or (ii) the Holder does not have a written employment agreement with the Company, a “Change of Control” of the Company shall be deemed to occur if:

a.                                       there shall have occurred a Change of Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date hereof, whether or not the Company is then subject to such reporting requirement, provided, however, that there shall not be deemed to be a Change of Control of the Company if immediately prior to the occurrence of what would otherwise be a Change of Control of the Company (i) the Holder is the other party to the transaction (a “Control Event”) that would otherwise result in a Change of Control of the Company or (ii) the Holder is an executive officer, trustee, director or more than 5% equity holder of the other party to the Control Event or of any entity, directly or indirectly, controlling such other party;

b.                                      the Company merges or consolidates with, or sells all or substantially all of its assets to, another company (each, a “Transaction”), provided, however, that a Transaction shall not be deemed to result in a Change of Control of the Company if (i) immediately prior thereto the circumstances in (a)(i) or (a)(ii) above exist, or (ii) (1) the shareholders of the Company, immediately before such Transaction own, directly or indirectly, immediately following such Transaction in excess of fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Transaction (the “Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Transaction and (2) the individuals who were members of the Company’s Board of Directors immediately prior to the execution of the agreement providing for such Transaction constitute at least a majority of the members of the board of directors or the board of trustees, as the case may be, of the Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Surviving Corporation; or

c.                                       the Company acquires assets of another company or a subsidiary of the Company merges or consolidates with another company (each, an “Other Transaction”) and (i) the shareholders of the Company, immediately before such Other Transaction own, directly or indirectly, immediately following such Other Transaction 50% or less of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Other Transaction (the “Other Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Other Transaction or (ii) the individuals who were members of the Company’s Board of Directors immediately prior to the execution of the agreement providing for such Other Transaction constitute less than a majority of the members of the board of directors or the board of trustees, as the case may be, of the Other Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Other Surviving Corporation, provided, however, that an Other Transaction shall not be deemed to result in a Change of Control of the Company if immediately prior thereto the circumstances in (a)(i) or (a)(ii) above exist.

For purposes of this Section 7, “Cause” shall mean (unless a different definition is used in the Holder’s written employment agreement with the Company, if any, in which case such different definition shall apply to the Holder) any of the following:

x.                                        material breach by the Holder of his or her employment agreement, if any, or material failure by the Holder to perform his or her duties (other than as a result of incapacity due to physical or mental illness) during his or her employment with the Company after written notice of such breach or failure and the Holder failed to cure such breach or failure to the Company’s reasonable satisfaction within five (5) days after receiving such written notice;

y.                                      material breach by the Holder of his or her Employee Proprietary Information Agreement or other similar arrangement entered into by the Holder in connection with his or her employment by the Company; or

z.                                        any act of fraud, misappropriation, misuse, embezzlement or any other material act of dishonesty in respect of the Company or its funds, properties, assets or other employees.

8.                                       Employment Violation.  In consideration of the granting and by acceptance of this Option, the Holder hereby agrees that the terms of this Section 8 shall apply to the Option.  The Holder acknowledges and agrees that each exercise of this Option and each written notice of exercise delivered to the Company and executed by the Holder shall serve as a reaffirmation of and continuing agreement by the Holder to comply with the terms contained in this Section 8.

The Company and the Holder acknowledge and agree that if the Holder materially breaches his or her employment agreement (it being understood that any breach of the post-termination obligations contained therein shall be deemed to be material) for so long as the terms of such employment agreement shall apply to the Holder (each an “Employment Violation”), the Company shall have the right to require (i) the termination and cancellation of the unexercised portion of this Option, if any, whether vested or unvested, and (ii) payment by the Holder to the Company of the Recapture Amount (as defined below).  The Company and the Holder further agree that such termination of unexercised Options and payment of the Recapture Amount, as the case may be, shall be in addition to, and not in lieu of, any other right or remedy available to the Company arising out of or in connection with any such Employment Violation including, without limitation, the right to terminate the Holder’s employment if not already terminated, seek injunctive relief and additional monetary damages.

For purposes of this Section 8, the “Recapture Amount” shall mean the gross gain realized or unrealized by the Holder upon each exercise of this Option during the period beginning on the date which is twelve (12) months prior to the date of the Holder’s Employment Violation and ending on the date of computation (the “Look-back Period”), which gain shall be calculated as the sum of:

a.                                       if the Holder has exercised any portion of this Option during the Look-back Period and sold any of the Shares acquired on exercise thereafter, an amount equal to the product of (x) the sales price per Share sold minus the exercise price per Share times (y) the number of Shares as to which this Option was exercised and which were sold at such sales price; plus

b.                                      if the Holder has exercised any portion of this Option during the Look-back Period and not sold any of the Shares acquired on exercise thereafter, with respect to each of such Shares an amount equal to the product of (x) the greatest of the following: (1) the Fair Market Value per Share on the date of exercise, (2) the arithmetic average of the per Share closing sales prices as reported on NASDAQ for the thirty (30) trading day period ending on the trading day immediately preceding the date of the Company’s written notice of its exercise of its rights under this Section 8, or (3) the arithmetic average of the per Share closing sales prices as reported on NASDAQ for the thirty (30) trading day period ending on the trading day immediately preceding the date of computation, minus the exercise price per Share times (y) the number of Shares as to which this Option was exercised and which were not sold;

provided, however, in lieu of payment by the Holder to the Company of the Recapture Amount determined pursuant to clause (b) above, the Holder, in his or her discretion, may tender to the Company the Shares acquired upon exercise of this Option during the Look-back Period and the Optionee shall not be entitled to receive any consideration from the Company in exchange therefor.

9.                                       Adjustments.  In the event that the Company shall determine that any dividend or other distribution (whether in the form of cash, shares of common stock of the Company, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of common stock of the Company or other securities, the issuance of warrants or other rights to purchase shares of common stock of the Company, or other securities, or other similar corporate transaction or event affects the Shares, such that an adjustment is determined by the Company to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available to the Holder, then the Company shall, in such manner as the Company may deem equitable, adjust any or all of (i) the number and type of shares of common stock of the Company subject to this Option, and (ii) the grant or exercise price with respect to this Option, or, if deemed appropriate, make provision for a cash payment to the Holder.

10.                                 Delivery of Share Certificates.  Within a reasonable time after the exercise of this Option, the Company shall cause to be delivered to the person entitled thereto a certificate for the Shares purchased pursuant to the exercise of this Option.  If this Option shall have been exercised with respect to less than all of the Shares subject to this Option, the Company shall also cause to be delivered to the person entitled thereto a new Stock Option Agreement in replacement of this Stock Option Agreement if surrendered at the time of the exercise of this Option, indicating the number of Shares with respect to which this Option remains available for exercise, or the Company shall make a notation in its books and records to reflect the partial exercise of this Option.

11.                                 Withholding.  In the event that the Holder elects to exercise this Option or any part thereof, and if the Company or any subsidiary or affiliate of the Company shall be required to withhold any amounts by reasons of any federal, state or local tax laws, rules or regulations in respect of (a) the issuance of Shares to the Holder pursuant to this Option, or (b) the exercise or disposition (in whole or in part) of the Option, the Company or such subsidiary or affiliate shall be entitled to deduct and withhold such amounts from any payments to be made to the Holder.  In any event, the Holder shall make available to the Company or such subsidiary or affiliate, promptly when requested by the Company or such subsidiary or affiliate, sufficient funds to meet the requirements of such withholding; and the Company or such subsidiary or affiliate shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds available to the Company or such subsidiary or affiliate out of any funds or property due or to become due to the Holder.

12.                                 Reservation of Shares.  The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Option such number of Shares as shall be required for issuance or delivery upon exercise hereof.

13.                                 Rights of Holder.  Nothing contained herein shall be construed to confer upon the Holder any right to be continued in the employ of the Company and/or any subsidiary or affiliate of the Company or derogate from any right of the Company and/or any subsidiary or affiliate of the Company to retire, request the resignation of, or discharge the Holder at any time, with or without cause.  The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed herein and are not enforceable against the Company except to the extent set forth herein.

14.                                 Exclusion from Pension Computations.  By acceptance of the grant of this Option, the Holder hereby agrees that any income realized upon the receipt or exercise hereof, or upon the disposition of the Shares received upon its exercise, is special incentive compensations and, to the extent permissible under applicable law, shall not be taken into account as “wages”, “salary” or “compensation” in determining the amount of any payment under any pension, retirement, incentive, profit sharing, bonus or deferred compensation plan of the Company or any of its subsidiaries or affiliates.

15.                                 Registration; Legend.  The Company may postpone the issuance and delivery of Shares upon any exercise of this Option until (a) the admission of such Shares to listing on any stock exchange or exchanges on which Shares of the Company of the same class are then listed and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable.  The Holder shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as amended, to issue the Shares in compliance with the provisions of that or any comparable act.

The Company may cause the following or a similar legend to be set forth on each certificate representing Shares or any other security issued or issuable upon exercise of this Option unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT

PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED BY AN OPINION FROM COUNSEL TO THE COMPANY.

16.                                 Amendment.  The Company may, with the consent of the Holder, at any time or from time to time amend the terms and conditions of this Option, and may at any time or from time to time amend the terms of the Plan.

17.                                 Notices.  Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows: if to the Company, at its office at 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attn: General Counsel, or at such other address as the Company by notice to the Holder may designate in writing from time to time; and if to the Holder, at the address shown below her signature on this Stock Option Agreement, or at such other address as the Holder by notice to the Company may designate in writing from time to time.  Notices shall be effective upon receipt.

18.                                 Interpretation.  A determination of the Committee as to any questions which may arise with respect to the interpretation of the provisions of this Option and of the Plan shall be final and binding.  The Committee may authorize and establish such rules, regulations and revisions thereof as it may deem advisable.

19.                                 Miscellaneous.  In the event of a conflict between any of the terms contained in this Option and the terms contained in the Holder’s written employment agreement with the Company, if any, the terms set forth in such employment agreement shall govern.

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IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as of the date first set forth above.

ACTIVISION, INC.

By:
Name:
Title:

Date:

Attest:

ATTEST:

Option Holder

Address

City	State	Zip Code

Social Security Number